INVESTMENT LETTER

                    EXCELSIOR VENTURE INVESTORS III, LLC


               Excelsior Venture Investors III, LLC (the "Fund"), a closed-end, non-diversified management investment company, and David I. Fann, Douglas A. Lindgren and Alan M. Braverman (collectively, the "Purchasers"), intending to be legally bound, hereby agree as follows:

1. In order to provide the Fund with its initial capital, the Fund hereby sells to David I. Fann and David I. Fann purchases 74 units of membership interest of the Fund at a price of $500 per unit ($37,000 total) on October 6, 2000. The Fund hereby acknowledges receipt from Purchaser of funds in the amount of $37,000 in full payment for the units.

2. In order to provide the Fund with its initial capital, the Fund hereby sells to Douglas A. Lindgren and Douglas A. Lindgren purchases 73 units of membership interest of the Fund at a price of $500 per unit ($36,500 total) on October 6, 2000. The Fund hereby acknowledges receipt from Purchaser of funds in the amount of $36,500 in full payment for the units.

3. In order to provide the Fund with its initial capital, the Fund hereby sells to Alan M. Braverman and Alan M. Braverman purchases 73 units of membership interest of the Fund at a price of $500 per unit ($36,500 total) on October 6, 2000. The Fund hereby acknowledges receipt from Purchaser of funds in the amount of $36,500 in full payment for the units.

4. Purchasers represent and warrant to the Fund that the units are being acquired for investment and not with a view to distribution thereof, and that Purchasers have no present intention to redeem or dispose of the units.

5. Purchasers represent that they are accredited investors as that term is defined under the Securities Act of 1933, as amended, and the Rules and Regulations thereunder.

6. Purchasers represent that they understand the risks involved in an investment in the Company's units, have evaluated the risk of investing in the Company's units and have determined that the units are a suitable investment for the Purchasers.


               IN WITNESS WHEREOF, the parties have executed this agreement as of the 6th day of October, 2000.

                                      EXCELSIOR VENTURE INVESTORS III, LLC


                                      By: /s/ James F. Dorment
                                         ------------------------------------
                                      Name:  James F. Dorment
                                      Title: Secretary


                                      DAVID I. FANN


                                       /s/ David I. Fann
                                      ---------------------------------------
                                      Name:  David I. Fann


                                      DOUGLAS A. LINDGREN


                                       /s/ Douglas A. Lindgren
                                      --------------------------------------
                                      Name:  Douglas A. Lindgren


                                      ALAN M. BRAVERMAN


                                       /s/ Alan M. Braverman
                                      --------------------------------------
                                      Name:  Alan M. Braverman